First & Second Quarter 2023 Update August 21, 2023 Investor Presentation

2 Company Overview ACIC is a specialty underwriter of catastrophe exposed property insurance. American Coastal Insurance Corp. (Nasdaq: ACIC - effective 8.15.2023) is the insurance holding company for two P&C carriers: American Coastal Insurance Company (AmCoastal) and Interboro Insurance Company (IIC) along with other operating affiliates. AmCoastal has the #1 market share of commercial residential property insurance (commercial lines) in Florida with roughly 4,600 policies and $617 million of premium in-force. IIC’s homeowners & fire insurance products (personal lines) are written exclusively in New York with approximately 15,800 policies and $33 million of premium in-force. ACIC as of June 30, 2023 Total Assets: $1.44 billion Total Equity: $112.4 million Annualized Revenue: $339.2 million Employees: 84 Headquarters: St. Petersburg, FL Credit Rating: BB+ (Kroll) Specialty Commercial Property Specialty Homeowners

3 Executive Summary • Q2-23 Results • Non-GAAP Core Income of $26.2m ($0.60) increased $36.9m (345%) from a loss of -$10.7m (-$0.25) y/y excluding discontinued operations. • Net income from continuing operations of $20.4m ($0.47) improved $33.7m (253%) from a loss of -$13.3m (-$0.31) last year driven by strong underwriting performance in commercial lines. Our combined ratio of 67.7% improved from 76.9% in the same period last year. • Gross premiums earned of $158.2m grew $28.7m (+22%) due to improving rate adequacy in commercial lines. • Current year catastrophe losses of $6.5m were mostly offset by favorable prior year reserve development of $5.2m in the current quarter. • Investment losses of -$5.2m (-$0.12) net of tax were incurred due to the sale of fixed maturity investments required to fund loss and reinsurance payment obligations during the period but are not expected to recur. • Stockholders’ equity attributable to ACIC as of June 30, 2023, increased to $112.4m or $2.59 per share and $3.07 per share excluding unrealized losses in accumulated other comprehensive income. • Other Highlights • Successfully completed our 6/1/23 catastrophe reinsurance programs for AmCoastal & IIC. AmCoastal’s retention is $10m and UPC Re has a maximum retention of $2.25m if AmCoastal’s Layer 1 is exhausted. IIC’s is $3m per occurrence and UPC Re has no exposure to IIC’s program. • Our name changed from United Insurance Holdings Corp. (Nasdaq: UIHC) to American Coastal Insurance Corp. with our new ticker symbol (Nasdaq: ACIC) becoming effective on August 15, 2023. • Errors related to discontinued operations & income taxes required us to restate results for 1Q-23 and created differences from our earnings release on August 10, 2023.

2Q-23 Summary Results

A combined ratio of 67.7% combined with premium growth fueled significant improvements y/y.

$ in thousands, except per share amounts		Q2-23		Q2-22[1]	Change		2023		2022[1]	Change
Net income (loss)	**$**	**17,779**	**$**	**(69,029)**	**n/m**	**$**	**285,059**	**$**	**(102,201)**	**n/m**
per diluted share (EPS)	*$*	*0.42*	*$*	*(1.60)*		*$*	*6.52*	*$*	*(2.37)*	
Reconciliation to core income (loss), net of tax:										
Investment gains (losses)	*$*	*(5,201)*	*$*	*(1,950)*		*$*	*(4,892)*	*$*	*(2,529)*	
Amortization of intangible assets	*$*	*(641)*	*$*	*(641)*		*$*	*(1,282)*	*$*	*(1,283)*	
Gain (loss) from discontinued operations	*$*	*(2,573)*	*$*	*(55,744)*		*$*	*234,340*	*$*	*(88,728)*	
Total adjustments	*$*	*(8,415)*	*$*	*(58,335)*		*$*	*228,166*	*$*	*(92,539)*	
Core income (loss)	**$**	**26,194**	**$**	**(10,693)**	**345.0%**	**$**	**56,893**	**$**	**(9,660)**	**689.0%**
per diluted share (CEPS)	*$*	*0.60*	*$*	*(0.25)*		*$*	*1.30*	*$*	*(0.22)*	
Net loss & LAE ratio		25.1%		21.7%			21.9%		33.0%	
Net expense ratio		42.6%		55.2%			43.0%		55.3%	
Combined ratio		**67.7%**		**76.9%**	**(9.2) pts**		**64.9%**		**88.3%**	**(23.4) pts**
Less: Net current year catastrophe loss & LAE		*7.9%*		*-3.3%*			5.6%		2.8%	
Less: Net (favorable) unfavorable reserve development		*-6.2%*		*-6.0%*			-4.9%		-5.7%	
Underlying combined ratio		***66.0%***		***86.2%***	***(20.2) pts***		**64.1%**		**91.2%**	**(27.1) pts**

[1] 2022 amounts recast for discontinued operations.

American Coastal INSURANCE CORPORATION

4

2Q-23 Detailed Results

Investment losses and higher catastrophe loss & reinsurance costs were overcome by top line growth.

$ in millions	Q2-23	Q2-22[1]	Change	% Chg	YTD 6.30.23	Prior YTD[1]	Change	% Chg
Gross Premiums Earned	$ 158.2	$ 129.5	28.7	22.2%	$ 302.7	$ 252.2	50.5	20.0%
Ceded Premiums Earned	(75.0)	(65.0)	(10.0)	15.4%	(132.2)	(129.9)	(2.2)	1.7%
Net Premiums Earned	83.2	64.5	18.7	29.0%	170.5	122.3	48.2	39.4%
Investment & Other Income	(4.0)	1.8	(5.8)	-322.2%	(1.5)	3.2	(4.7)	-146.9%
Unrealized G(L) on Equities	0.1	(2.4)	2.5	-104.2%	0.6	(3.2)	3.8	-118.8%
Total Revenue	**79.3**	**63.9**	**15.4**	24.1%	**169.6**	**122.3**	**47.3**	38.7%
Underlying Loss & LAE	19.5	19.9	(0.4)	-2.0%	36.5	43.9	(7.4)	-16.9%
Current year CAT Loss & LAE	6.5	(2.1)	8.7	-414.3%	9.2	3.4	5.8	170.6%
Prior year development (F)/U	(5.2)	(3.8)	(1.4)	36.8%	(8.3)	(6.9)	(1.5)	21.7%
Net Loss & LAE	20.9	14.0	6.9	49.3%	37.3	40.3	(3.0)	-7.4%
Operating Expense	35.4	35.6	(0.2)	-0.6%	73.3	67.7	5.8	8.6%
Total Expenses **(excluding interest)**	**56.3**	**49.6**	**6.7**	**13.5%**	**110.7**	**108.0**	**2.5**	**2.3%**
Earnings from continuing operations before tax	**$ 21.1**	**$ 12.2**	**$ 8.9**	**70.1%**	**$ 54.9**	**$ 11.2**	**$ 43.7**	**390.2%**
Net income from continuing operations	**$ 20.4**	**$ (13.3)**	**$ 33.7**	**253.4%**	**$ 50.7**	**$ (13.6)**	**$ 64.3**	**472.8%**
Net Loss Ratio	25.1%	21.7%	3.4 pts		21.9%	33.0%	-11.1 pts	
Net Expense Ratio	42.6%	55.2%	-12.6 pts		43.0%	55.3%	-12.3 pts	
Combined Ratio	**67.7%**	**76.9%**	**-9.2 pts**		**64.9%**	**88.3%**	**-23.4 pts**	
Less: Current year catastrophe loss & LAE	*7.9%*	*-3.3%*	*11.2 pts*		*5.4%*	*2.8%*	*2.6 pts*	
Less: Prior year reserve development (F)/U	*-6.2%*	*-6.0%*	*-0.2 pts*		*-4.9%*	*-5.7%*	*0.8 pts*	
Underlying Combined Ratio	***66.0%***	***86.2%***	***-20.2 pts***		***64.4%***	***91.2%***	***-26.8 pts***	

[1] 2022 amounts recast for discontinued operations.

American Coastal
INSURANCE CORPORATION

5

6 2Q-23 Segment Results Corrections made to discontinued operations impacted PL servicing revenue & expense QTD & YTD. CL – Commercial lines PL – Personal lines $ in millions CL PL Other Total CL PL Other Total Gross Premiums Earned 145.8$ 12.4$ -$ 158.2$ 277.8$ 24.8$ -$ 302.7$ Ceded Premiums Earned (71.8) (3.2) - (75.0) (125.2) (7.0) - (132.2) Net Premiums Earned 74.0 9.2 - 83.2 152.6 17.8 - 170.5 Investment & other revenue (4.9) 0.9 - (4.0) (3.1) 1.6 - (1.5) Unrealized G(L) on Equities 0.1 0.0 - 0.1 0.6 0.0 - 0.6 Total Revenue 69.3 10.0 - 79.3 150.1 19.4 - 169.6 Underlying Loss & LAE 15.3 4.2 - 19.5 29.9 6.5 - 36.5 Current year CAT Loss & LAE 6.2 0.3 - 6.5 8.3 0.9 - 9.2 Prior year development (5.3) 0.2 - (5.2) (8.1) (0.2) - (8.3) Total Loss 16.2 4.7 - 20.9 30.1 7.2 - 37.3 Operating & Interest Expense 27.7 7.4 3.0 38.1 55.8 17.1 6.0 78.8 Total Expenses 43.9 12.1 3.0 59.0 85.8 24.3 6.0 116.1 Other income (loss) - 0.8 - 0.8 - 1.6 (0.2) 1.4 Income (Loss) before tax 25.4$ (1.3)$ (3.0)$ 21.1 64.3$ (3.2)$ (6.2)$ 54.9 Three Months Ended Jun 30, 2023 Six Months Ended Jun 30, 2023

Summary of Income Statement Changes

$ in millions except per share amounts

	Three Months Ended March 31, 2023				Three Months Ended June 30, 2023				Six Months Ended June 30, 2023			
	10-Q/A	10-Q	Change	% Chg	10-Q	ER	Change	% Chg	10-Q	ER	Change	% Chg
Gross Premiums Earned	$ 144.5	$ 144.5	-	0.0%	$ 158.2	$ 158.2	-	0.0%	$ 302.7	$ 302.7	(0.0)	0.0%
Ceded Premiums Earned	(57.2)	(57.2)	-	0.0%	(75.0)	(75.0)	-	0.0%	(132.2)	(132.2)	0.0	0.0%
Net Premiums Earned	87.3	87.3	-	0.0%	83.2	83.2	-	0.0%	170.5	170.5	(0.0)	0.0%
Investment & other revenue	2.5	16.2	(13.7)	-84.6%	(4.0)	(4.0)	-	0.0%	(1.5)	(1.5)	0.0	0.0%
Unrealized G(L) on Equities	0.5	0.5	-	0.0%	0.1	0.1	-	0.0%	0.6	0.6	0.0	0.0%
Total Revenue	**90.3**	**104.0**	**(13.7)**	-13.2%	**79.3**	**79.3**	-	0.0%	**169.6**	**169.6**	**0.0**	0.0%
Underlying Loss & LAE	17.0	19.7	(2.7)	-13.7%	19.5	19.5	-	0.0%	36.5	36.5	(0.0)	0.0%
Current year CAT Loss & LAE	2.6	2.6	0.0	0.0%	6.5	6.5	-	0.0%	9.2	9.2	0.0	0.0%
Prior year development (F)/U	(3.2)	(3.2)	-	0.0%	(5.2)	(5.2)	-	0.0%	(8.3)	(8.3)	-	0.0%
Net Loss & LAE	16.4	19.1	(2.7)	-14.1%	20.9	20.9	-	0.0%	37.3	37.3	0.0	0.0%
Operating expenses	37.9	42.4	(4.5)	-10.6%	35.4	35.4	-	0.0%	73.3	73.3	(0.0)	0.0%
Interest Expense	2.7	2.7	0.0	0.0%	2.7	2.7	-	0.0%	5.4	5.4	0.0	0.0%
Total Expenses	**57.1**	**64.2**	**(7.1)**	**-11.1%**	**59.0**	**59.0**	-	**0.0%**	**116.1**	**116.1**	**0.0**	**0.0%**
Other income	0.6	0.6	-	0.0%	0.8	0.8	-	0.0%	1.4	1.4	-	0.0%
Income before income taxes	**33.8**	**40.4**	**(6.6)**	**-16.3%**	**21.1**	**21.1**	-	**0.0%**	**54.9**	**54.9**	**(0.0)**	**0.0%**
Provision for income taxes	3.5	9.9	(6.4)	-64.6%	0.7	(1.5)	2.3	-153.3%	4.2	0.6	3.6	600.0%
Net income from continuing operations	**$ 30.4**	**$ 30.6**	**$ (0.2)**	**-0.7%**	**$ 20.4**	**$ 22.6**	**$ (2.3)**	**-10.2%**	**$ 50.7**	**$ 54.3**	**$ (3.6)**	**-6.6%**
per share	***$ 0.70***	***$ 0.70***	***$ -***	***0.0%***	***$ 0.47***	***$ 0.52***	***$ (0.06)***	***-10.6%***	***$ 1.16***	***$ 1.24***	***$ (0.08)***	***-6.4%***
Gain (loss) from discontinued operations	$ 236.9	$ 230.3	$ 6.6	2.9%	$ (2.6)	$ (4.4)	$ 1.8	-40.9%	$ 234.3	$ 224.9	$ 9.5	4.2%
per share	*$ 5.44*	*$ 5.29*	*$ 0.15*	*2.8%*	*$ (0.06)*	*$ (0.10)*	*$ 0.04*	*-41.3%*	*$ 5.36*	*$ 5.15*	*$ 0.21*	*4.1%*
Net income (loss)	**$ 267.3**	**$ 260.9**	**$ 6.4**	**2.5%**	**$ 17.8**	**$ 18.2**	**$ (0.5)**	**-2.7%**	**$ 285.1**	**$ 279.1**	**$ 5.9**	**2.1%**
per share	***$ 6.14***	***$ 5.99***	***$ 0.15***	***2.5%***	***$ 0.41***	***$ 0.42***	***$ (0.01)***	***-3.3%***	***$ 6.52***	***$ 6.39***	***$ 0.13***	***2.1%***
Core Income (Loss)	**$ 30.7**	**$ 30.9**	**$ (0.2)**	**-0.6%**	**$ 26.2**	**$ 28.4**	**$ (2.3)**	**-8.1%**	**$ 56.9**	**$ 60.4**	**$ (3.6)**	**-6.0%**
per share	***$ 0.70***	***$ 0.71***	***$ (0.01)***	***-2.1%***	***$ 0.60***	***$ 0.65***	***$ (0.05)***	***-7.9%***	***$ 1.30***	***$ 1.38***	***$ (0.08)***	***-5.6%***
Net Loss Ratio	18.8%	21.9%	-3.1 pts		25.1%	25.1%	0 pts		21.9%	21.9%	0 pts	
Net Expense Ratio	43.4%	48.6%	-5.1 pts		42.6%	42.6%	0 pts		43.0%	43.0%	0 pts	
Combined Ratio	**62.2%**	**70.5%**	**-8.3 pts**		**67.7%**	**67.7%**	**0 pts**		**64.9%**	**64.9%**	**0 pts**	
Less: Current year catastrophe loss & LAE	*3.0%*	*2.9%*	*0.1 pts*		*7.9%*	*7.9%*	*0 pts*		*5.4%*	*5.4%*	*0 pts*	
Less: Prior year reserve development (F)/U	*-3.6%*	*-3.6%*	*0 pts*		*-6.2%*	*-6.2%*	*0 pts*		*-4.9%*	*-4.9%*	*0 pts*	
Underlying Combined Ratio	***62.9%***	***71.2%***	**-8.3 pts**		***66.0%***	***66.0%***	**0 pts**		***64.4%***	***64.4%***	**0 pts**	

ER = earnings release from August 10, 2023

American Coastal INSURANCE CORPORATION

7

Summary of Balance Sheet Changes

$ in millions except per share amounts

	March 31, 2023			June 30, 2023		
	10-Q/A	10-Q	Change	10-Q	8-K	Change
Cash, investments, and restricted cash	$ 372.7	$ 372.7	$ -	$ 241.7	$ 241.7	$ -
Accrued investment income	1.8	1.8	-	1.6	1.6	-
Property and equipment, net	4.7	18.1	(13.4)	4.5	4.5	-
Premiums receivable	48.1	48.1	-	55.7	55.7	-
Reinsurance recoverable	792.4	792.4	-	658.8	658.8	-
Ceded unearned premiums	65.7	65.7	-	329.7	329.7	-
Goodwill	59.5	59.5	-	59.5	59.5	-
Deferred policy acquisition costs, net	59.9	59.9	-	34.8	34.8	-
Intangible assets, net	11.8	11.8	-	10.9	10.9	-
Other assets	17.4	15.4	2.0	35.5	33.5	2.0
Assets held for disposal	13.4	-	13.4	12.1	12.1	-
Total Assets	**$ 1,447.4**	**$ 1,445.4**	**$ 2.0**	**$ 1,444.8**	**$ 1,442.8**	**$ 2.0**
Unpaid loss & loss adjustment expenses	$ 748.4	$ 748.4	$ -	$ 534.7	$ 534.7	$ -
Unearned premiums	301.6	301.6	-	387.3	387.3	-
Reinsurance payable	33.9	33.9	-	140.7	140.7	-
Payments outstanding	2.3	2.3	-	17.5	17.5	-
Accounts payable and accrued expenses	89.6	89.6	-	93.2	93.2	-
Operating lease liability	1.4	1.4	-	1.2	1.2	-
Other liabilities	30.1	36.2	(6.2)	7.6	11.5	(3.9)
Notes payable, net	148.4	148.4	-	148.5	148.5	-
Liabilities held for disposal	1.8	-	1.8	1.8	1.8	-
Total Liabilities	**$ 1,357.5**	**$ 1,361.9**	**$ (4.4)**	**$ 1,332.5**	**$ 1,336.3**	**$ (3.9)**
Total Stockholders' Equity	**$ 89.8**	**$ 83.5**	**$ 6.3**	**$ 112.4**	**$ 106.5**	**$ 5.9**
Total Liabilities and Stockholders' Equity	**$ 1,447.4**	**$ 1,445.4**	**$ 2.0**	**$ 1,444.8**	**$ 1,442.8**	**$ 2.0**
Book value per share	***$ 2.08***	***$ 1.93***	***$ 0.15***	***$ 2.59***	***$ 2.45***	***$ 0.14***

American Coastal
INSURANCE CORPORATION™

8

9 2023-24 Core Catastrophe Reinsurance - AmCoastal UPC Re’s participation could increase our retention from $10m to $12.3m if Layer 1 is exhausted.

10 2023-24 Catastrophe Reinsurance - IIC IIC maintained its $3m occurrence retention and UPC Re did not participate on IIC’s program.

11 Cautionary Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2021 and 2022 and our Form 10-Q for the periods ending March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, and June 30, 2023 including amendments. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K ,and Form 10-Q for further information regarding these non-GAAP financial measures.